Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

December 19, 2006

VCG Holding Corp Announces Purchase of Denver Night Club

DENVER—(BUSINESS WIRE)—December 19, 2006—VCG Holding Corp (AMEX: PTT),

VCG Holding Corp. (VCG) announced today that it entered into an agreement for the purchase the general partnership interest and a majority of the limited partnership interest in Denver Restaurant Concepts, LP. d/b/a PT’s Showclub Denver (PT’s D). VCG will purchase the general partnership interest (1%) from WCC Acquisitions, Inc. (WCC) for 50,000 shares of restricted common stock. WCC is wholly owned by VCG’s CEO and Chairman Troy H. Lowrie. The purchase of a 92% limited partnership interest is for the $5,500,000 from Lowrie Management LLLP (controlled by Mr. Lowrie). Lowrie Management LLLP will carry a promissory note for the $5,500,000 amortized over the next ten years secured by the general and limited partnership interests being purchased. The agreement contains other terms and provisions which are customary for the purchase agreement of a partnership interest from related parties and the final price and terms are subject to the completion of independent appraisal of value, the board of directors review of final documents, and the transfer of the liquor license being completed. It is anticipated the transaction will be completed and effective by December 29, 2006.

“This purchase begins the process of our purchasing the clubs owned and controlled by our CEO and Chairman Troy H. Lowrie. We hope that process will continue as smooth as this first purchase and are in hopes of completing process of all the acquisitions in the first quarter of 2007.” stated Mr. Donald W. Prosser Chief Financial Officer of VCG.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2005, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO
Micheal Ocello, President
Donald W Prosser, CFO
VCG Holding Corporation
390 Union Blvd, Suite 540
Lakewood, Colorado 80228
Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
dprosser@vcgh.com
mocello@vcgh.com